Exhibit 99.1

January 31, 2007

Tetra Tech Reports First Quarter Results

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the first quarter ended December 31, 2006.  Overall, the Company achieved the high end of its earnings and revenue guidance for the quarter.

Revenue in the quarter was $369.2 million, up 8.2% from $341.2 million, and revenue, net of subcontractor costs, was $244.9 million, up 6.6% from $229.8 million for the same quarter last year.  Income from operations for the quarter was $21.4 million, up 24.8% from $17.1 million for the same quarter last year.  Net income for the first quarter was $9.4 million, up 17.5% from $8.0 million for the same quarter last year.  Diluted earnings per share (“EPS”) from continuing operations was $0.16, which achieved the high end of guidance.  As previously disclosed, first quarter results were favorably affected by a $4.0 million ZCA litigation reserve reversal, which was offset by a $4.2 million charge from the early retirement of senior notes.  Backlog at the end of the first quarter was $1.03 billion, up 18.6% from $869 million at the end of the same quarter last year. Cash used in operations for the quarter was $18.0 million, a 17.6% improvement from $21.8 million in the same quarter last year.

In the first quarter of fiscal 2007 compared to the same quarter last year, the resource management segment experienced strong growth in revenue and backlog.  This performance was driven by new business with the Department of Defense and state and local governments.  The infrastructure segment experienced broad-based growth in revenue and backlog.

Reflecting on the first quarter results, Tetra Tech CEO Dan Batrack stated, “Our first quarter performance was solid and consistent with our recent focus on building our core business.  Backlog continues to grow faster than revenue year-over-year.  We will continue our focus on organic growth and our emphasis on strategic acquisitions.”

	Three Months Ended
In thousands (except EPS data)	December 31, 2006	January 1, 2006
Revenue	$369,153	$341,192
Revenue, net of subcontractor costs	244,871	229,759
Income from operations	21,365	17,123
Interest expense, net	(749)	(2,232)
Loss on retirement of debt	(4,226)	—
Income tax expense	(6,964)	(6,403)
Income from continuing operations	9,426	8,488
Loss from discontinued operations, net of tax	—	(465)
Net income	$9,426	$8,023

Basic EPS:
Income from continuing operations	$0.16	$0.15
Loss from discontinued operations, net of tax	—	(0.01)
Net income	$0.16	$0.14

Diluted EPS:
Income from continuing operations	$0.16	$0.15
Loss from discontinued operations, net of tax	—	(0.01)
Net income	$0.16	$0.14

Weighted average common shares outstanding:
Basic	57,712	57,102
Diluted	58,220	57,641

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the second quarter of fiscal 2007 to be in the range of $0.16 to $0.18.  Revenue, net of subcontractor costs, for the second quarter is expected to range from $240 million to $250 million.  For fiscal 2007, Tetra Tech has narrowed its range, and now expects diluted EPS to be $0.71 to $0.76.  Revenue, net of subcontractor costs, for fiscal 2007 is expected to range from $975 million to $1.025 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the first quarter results through a link posted on the Company’s web site at www.tetratech.com on February 1, 2007 at 8:00 a.m. (PST).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, and technical services. With approximately 7,500 associates located in the United States and internationally, the Company supports commercial and government clients in the areas of resource management and infrastructure.  Tetra Tech’s services include research and development, applied science and technology, engineering design, program management, construction management, and operations and maintenance.

CONTACT: Mike Bieber, (626) 351-4664

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Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: fluctuations in quarterly operating results; the impact of downturns in the financial markets and reductions in government budgets; volatility of common stock value; concentration of revenues from government agencies and funding disruptions by these agencies; failure to properly manage projects; acquisition strategy risks; management of growth strategy; use of the percentage-of-completion method of accounting; adverse resolution of an IRS examination; loss of key personnel or the inability to attract and retain qualified personnel; implementation of the enterprise resource planning system; international operations risks; credit risks associated with commercial clients; violations of government contractor regulations; competitive bidding for government contracts; the affect of a negative government audit; the inability to accurately estimate contract risks, revenue, and costs; backlog cancellation and adjustments; client base consolidation; failure of partners to perform on joint projects; inability to find qualified subcontractors; changes in existing environmental laws, regulations, or programs; competition; restrictive covenants in debt agreements; risks of professional and other liabilities; adverse resolution of litigation; conflict of interest issues; changes in accounting for equity-related compensation; expenses associated with corporate governance; and disruption of operations due to computer viruses or terrorism. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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TETRA TECH, INC.
Condensed Consolidated Statements of Income
(Unaudited - in thousands, except per share data)

	Three Months Ended
	December 31, 2006	January 1, 2006

Revenue	$369,153	$341,192
Subcontractor costs	124,282	111,433
Revenue, net of subcontractor costs	244,871	229,759
Other contract costs	200,452	185,372
Gross profit	44,419	44,387
Selling, general and administrative expenses	23,054	27,264
Income from operations	21,365	17,123
Interest expense - net	749	2,232
Loss on retirement of debt	4,226	—
Income from continuing operations before income tax expense	16,390	14,891
Income tax expense	6,964	6,403
Income from continuing operations	9,426	8,488
Loss from discontinued operations, net of tax	—	(465)
Net income	$9,426	$8,023
Basic earnings per share:
Income from continuing operations	$0.16	$0.15
Loss from discontinued operations	—	(0.01)
Net income	$0.16	$0.14
Diluted earnings per share:
Income from continuing operations	$0.16	$0.15
Loss from discontinued operations	—	(0.01)
Net income	$0.16	$0.14
Weighted average common shares outstanding:
Basic	57,712	57,102
Diluted	58,220	57,641

TETRA TECH, INC.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	December 31, 2006	October 1, 2006
Assets	(Unaudited)
Current Assets:
Cash and cash equivalents	$31,373	$65,353
Accounts receivable - net	350,957	346,543
Prepaid expenses and other current assets	22,448	21,757
Income taxes receivable	10,053	5,063
Current assets of discontinued operations	573	865
Total current assets	415,404	439,581
Property and equipment:
Equipment, furniture, and fixtures	80,307	79,225
Leasehold improvements	8,935	8,798
Total	89,242	88,023
Accumulated depreciation and amortization	(57,647)	(56,033)
Property and equipment - net	31,595	31,990
Deferred income taxes	10,143	12,909
Income taxes receivable	33,800	33,800
Goodwill	158,581	158,581
Intangible assets - net	4,165	4,507
Other assets	13,740	17,893
Non-current assets of discontinued operations	2,418	2,418
Total Assets	$669,846	$701,679
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$105,258	$104,626
Accrued compensation	41,519	67,592
Billing in excess of costs on uncompleted contracts	44,371	41,345
Deferred income taxes	18,730	15,386
Current portion of long-term obligations	849	17,760
Other current liabilities	33,952	42,200
Current liabilities of discontinued operations	357	359
Total current liabilities	245,036	289,268
Long-term obligations	58,530	57,608
Commitments and contingencies
Stockholders’ Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of December 31, 2006 and October 1, 2006	—	—
Common stock - authorized, 85,000 shares of $0.01 par value; issued and outstanding 57,899 and 57,676 shares as of December 31, 2006 and October 1, 2006, respectively	579	577
Additional paid in capital	267,491	265,444
Accumulated other comprehensive income	4	1
Retained earnings	98,206	88,781
Total stockholders’ equity	366,280	354,803
Total Liabilities and Stockholders’ Equity	$669,846	$701,679

TETRA TECH, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited - in thousands)

	Three Months Ended
	December 31, 2006	January 1, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,426	$8,023
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,231	3,523
Stock-based compensation	1,089	1,061
Deferred income taxes	6,111	11,234
Write-off of unamortized debt retirement cost	1,069	—
Provision for losses on contracts and related receivables	(515)	2,054
(Gain) on sale of discontinued operations	—	(267)
(Gain) loss on disposal of property and equipment	(41)	11
Changes in operating assets and liabilities, net of effects of dispositions:
Accounts receivable	(3,787)	(3,983)
Prepaid expenses and other assets	728	(5,021)
Accounts payable	632	(18,021)
Accrued compensation	(26,073)	(11,657)
Billings in excess of costs on uncompleted contracts	3,026	(3,417)
Other current liabilities	(8,015)	(125)
Income taxes receivable/payable	(4,883)	(5,264)
Net cash used in operating activities	(18,002)	(21,849)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2,137)	(2,897)
Payments for business acquisitions	(100)	—
Proceeds from sale of discontinued operations	1,531	1,660
Proceeds from sale of property and equipment	42	61
Net cash used in investing activities	(664)	(1,176)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term obligations	(72,989)	(206)
Proceeds from borrowings under long-term obligations	57,000	10,000
Net proceeds from issuance of common stock	675	1,062
Net cash (used in) provided by financing activities	(15,314)	10,856
NET DECREASE IN CASH AND CASH EQUIVALENTS	(33,980)	(12,169)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	65,353	26,861
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$31,373	$14,692
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$3,299	$3,987
Income taxes, net of refunds received	$5,717	$44